Exhibit 13.2

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Thomas Mika, the Chief Financial Officer of POET Technologies Inc. (the “Company”), hereby certify, that, to my knowledge:

1. The Annual Report on Form 20-F for the year ended December 31, 2025 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes- Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

Date: March 31, 2026

/s/ Thomas Mika
Name:	Thomas Mika
Title:	Chief Financial Officer